UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2015

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania 17061

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (888) 642-7736

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement and Item 3.02 Unregistered Sales of Equity Securities.

In connection with the completion of the acquisition (the “Merger”) of Phoenix Bancorp, Inc., a Pennsylvania corporation (“Phoenix”) by Mid Penn Bancorp, Inc., a Pennsylvania corporation (the “Corporation” or “Mid Penn”), pursuant to that certain previously announced Agreement and Plan of Merger, dated as of August 27, 2014 (the “Merger Agreement”), Mid Penn entered into an Assignment and Assumption Agreement, dated March 1, 2015 (the “Assignment and Assumption Agreement”), with Phoenix and the United States Department of the Treasury (the “Treasury Department”) whereby Mid Penn assumed, among other things, the obligations of Phoenix’s outstanding Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “Phoenix Preferred Stock”) that was previously issued to the Treasury Department pursuant to that certain Securities Purchase Agreement, dated as of July 19, 2011, by and between the Treasury Department and Phoenix.

In connection therewith, Mid Penn issued 1,750 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series C, having a $1,000 liquidation preference per share (the “Mid Penn Preferred Stock”), to the Treasury Department. The Mid Penn Preferred Stock qualify as Tier 1 Capital.

The terms of the Mid Penn Preferred Stock impose limits on the ability of Mid Penn to pay dividends and repurchase shares of its common stock. Under the terms of the Mid Penn Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Mid Penn Preferred Stock (such as Mid Penn’s 7% Non-Cumulative, Non-Voting, Non-Convertible Perpetual Preferred Stock, Series B), junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Mid Penn Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the Mid Penn Preferred Stock, Mid Penn may only declare and pay a dividend on its common stock or other stock junior to the Mid Penn Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of Mid Penn’s Tier 1 Capital would be at least $9.7 million, excluding any subsequent net charge-offs and any redemption of the Mid Penn Preferred Stock.

Dividends are payable quarterly on January 1, April 1, July 1 and October 1 of each year. The dividend rate on the Mid Penn Preferred Stock will remain fixed at 1% until January 2016, when it will increase to 9%.

The foregoing summary of the Mid Penn Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “Certificate of Designation”), which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

The foregoing exchange of the Mid Penn Preferred Stock was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof, relative to sales by an issuer not involving a public offering, and the rules and regulations promulgated thereunder.

The Assignment and Assumption Agreement and the related Securities Purchase Agreement are attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 1, 2015, Mid Penn completed its acquisition of Phoenix. The Merger was effected pursuant to the terms and conditions of the Merger Agreement. A copy of the press release announcing completion of the Merger is attached hereto as Exhibit 99.1.

Pursuant to the Merger Agreement, each share of Phoenix common stock issued and outstanding immediately prior to March 1, 2015 converted into the right to receive (i) $51.60 in cash without interest or (ii) 3.167 shares of Mid Penn common stock, or any combination thereof. Holders of contingent rights issued by Phoenix received approximately 0.414 shares of Mid Penn common stock as settlement of such rights. As a result, Mid Penn issued approximately 724,000 shares of Mid Penn common stock and cash of approximately $2.9 million. Based on the Merger Agreement, outstanding stock appreciation rights of Phoenix were settled in cash in accordance with their terms.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to Mid Penn’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2014, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. The issuance and sale of the Mid Penn Preferred Stock was a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Mid Penn has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered such securities to the public in connection with the issuance and sale of the Mid Penn Preferred Stock to the Treasury Department.

Item 3.03 Material Modification to Rights of Security Holders.

In July 2011, Phoenix issued to the Treasury Department 3,500 shares of its Phoenix Preferred Stock in connection with Phoenix’s participation in Small Business Lending Fund, as established under the Small Business Jobs Act of 2010. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Phoenix Preferred Stock was converted into the right to receive a share of Mid Penn Preferred Stock.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Effective March 1, 2015, Vincent J. Land, Noble C. Quandel, Jr. and Robert J. Moisey, each a director of Phoenix prior to the Merger, were appointed to the Board of Directors of each of Mid Penn and Mid Penn Bank. Mr. Land was appointed to serve in Class C, whose term expires in 2016. Messrs. Moisey and Quandel were appointed to serve in Class A, whose term expires in 2017. In connection with their appointments as directors, each of Messrs. Land, Quandel, and Moisey will be entitled to the compensation paid to non-employee directors. A description of such compensation can be found in the Joint Proxy Statement/Prospectus filed by Mid Penn pursuant to SEC Rule 424(b)(1) with the SEC on November 18, 2014.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 1, 2015, Mid Penn amended its Articles of Incorporation by filing a Certificate of Designation with the Pennsylvania Department of State designating the Mid Penn Preferred Stock as a series of its authorized preferred stock, such series having 1,750 authorized shares.

The Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K. Such shares of Mid Penn Preferred Stock were issued to the Treasury Department as described under Item 3.02 above.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is attached as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K.

(c) Not applicable

(d) Exhibits

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger, dated as of August 27, 2014, between Mid Penn Bancorp, Inc. and Phoenix Bancorp, Inc. (incorporated by reference as Exhibit 2.1 to Mid Penn’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 29, 2014).

3.1	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C of Mid Penn Bancorp, Inc., as filed with the Secretary of State of the Commonwealth of Pennsylvania on February 24, 2015.

10.1	Assignment and Assumption Agreement, dated March 1, 2015, by and between Mid Penn Bancorp, Inc., Phoenix Bancorp, Inc., and the United States Department of Treasury, and the related Securities Purchase Agreement, dated July 19, 2011, by and between the United States Department of Treasury and Phoenix Bancorp, Inc.

99.1	Press Release issued by Mid Penn Bancorp, Inc. dated March 2, 2015, relating to the completion of the Merger.

99.3	Unaudited pro forma condensed combined financial statements as of, and for the nine months ended, September 30, 2014.

99.4	Unaudited pro forma condensed consolidated combined financial statements as of, and for the year ended, December 31, 2013 (incorporated by reference to pages 27 through 32 of the Rule 424(b)(1) prospectus (File No. 333-199740) filed by Mid Penn Bancorp, Inc. on November 11, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

By:	/s/ Edward P. Williams
Name:	Edward P. Williams
Title:	Senior Vice President and Interim Principal Financial Officer

Date: March 5, 2015

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger, dated as of August 27, 2014, between Mid Penn Bancorp, Inc. and Phoenix Bancorp, Inc. (incorporated by reference as Exhibit 2.1 to Mid Penn’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 29, 2014).

3.1	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C of Mid Penn Bancorp, Inc., as filed with the Secretary of State of the Commonwealth of Pennsylvania on February 24, 2015.

10.1	Assignment and Assumption Agreement, dated March 1, 2015, by and between Mid Penn Bancorp, Inc., Phoenix Bancorp, Inc., and the United States Department of Treasury, and the related Securities Purchase Agreement, dated July 19, 2011, by and between the United States Department of Treasury and Phoenix Bancorp, Inc.

99.1	Press Release issued by Mid Penn Bancorp, Inc. dated March 2, 2015, relating to the completion of the Merger.

99.3	Unaudited pro forma condensed combined financial statements as of, and for the nine months ended, September 30, 2014.

99.4	Unaudited pro forma condensed consolidated combined financial statements as of, and for the year ended, December 31, 2013 (incorporated by reference to pages 27 through 32 of the Rule 424(b)(1) prospectus (File No. 333-199740) filed by Mid Penn Bancorp, Inc. on November 11, 2014).

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